Exhibit 1.1

€650,000,000

Expedia, Inc.

2.500% Senior Notes due 2022

Underwriting Agreement

May 28, 2015

BNP Paribas

Goldman, Sachs & Co.

J.P. Morgan Securities plc

    As Representatives of the

    several Underwriters listed

    in Schedule 1 hereto

c/o BNP Paribas

10 Harewood Avenue

London NW1 6AA

United Kingdom

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

and

c/o J.P. Morgan Securities plc

25 Bank Street

Canary Wharf

London E14 5JP

United Kingdom

Ladies and Gentlemen:

Expedia, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), €650,000,000 principal amount of its 2.500% Senior Notes due 2022 (the “Securities”). The Securities will be issued pursuant to an Indenture, dated as of August 18, 2014, as supplemented by the Fourth Supplemental Indenture to be dated as of June 3, 2015 (the “Indenture”) among the Company, the guarantors listed on Schedule 2 hereto (the “Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), and will be guaranteed on a senior basis by each of the Guarantors (the “Guarantees”). In connection with the issuance of the Securities, the Company will enter into a Paying Agency Agreement to be dated as of June 3, 2015 (the “Paying Agency Agreement”), between the Company and The Bank of New York Mellon, London Branch, as paying agent.

The Company and the Guarantors hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-197974), including a prospectus, relating to the Securities. Such registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before it becomes effective, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to 3:10 p.m. (London time) on the date hereof, the time when sales of the Securities were first made (the “Time of Sale”), the Company and the Guarantors had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated May 28, 2015, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto.

2. Purchase of the Securities by the Underwriters.

(a) The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 99.125% of the principal amount thereof plus accrued interest, if any, from June 3, 2015 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Company and the Guarantors understand that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information. The Company and the Guarantors acknowledge and agree that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c) Payment for and delivery of the Securities will be made at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, NY 10019 at 10:00 A.M., London time, on June 3, 2015, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(d) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery in book-entry form through a common depositary for Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”), for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representatives not later than the business day prior to the Closing Date.

(e) The Company and the Guarantors acknowledge and agree that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Guarantors or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor any other Underwriter shall have any responsibility or liability to the Company or the Guarantors with respect thereto. Any review by the Representatives or any Underwriter of the Company, the Guarantors, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Underwriter and shall not be on behalf of the Company or the Guarantors or any other person.

3. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors jointly and severally represent and warrant to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and the Guarantors in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.

(b) Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and the Guarantors in writing by such Underwriter through the Representatives expressly for use in the Preliminary Prospectus, the Time of Sale Information or the Prospectus. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c) Issuer Free Writing Prospectus. The Company and the Guarantors (including their agents and representatives, other than the Underwriters in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company and the Guarantors or their agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus,

(iii) the Prospectus, (iv) the documents listed on Annex B hereto which constitute part of the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not at the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and the Guarantors in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus or any amendment or supplement thereto.

(e) Incorporated Documents. The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information,

when they were filed with the Commission conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Financial Statements. The consolidated financial statements and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the consolidated financial position of the Company and its subsidiaries (as defined in Section 14 hereof) as of the dates indicated and the consolidated results of their operations and the changes in their consolidated cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis in all material respects throughout the periods covered thereby (except as noted therein), and the supporting schedules, if any, included or incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information present fairly in all material respects the information required to be stated therein; and the other financial information included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information fairly presents in all material respects the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g) No Material Adverse Change. Since the date of the most recent consolidated financial statements of the Company included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company or any Guarantor on any class of capital stock (other than regular cash dividends and stock repurchases consistent with prior practice), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, financial position or results of operations of the Company and its subsidiaries taken as a whole; and (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, except in each case as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(h) Organization and Good Standing. The Company and each of the Guarantors have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so duly organized, validly existing in good standing or qualified or to have such power or authority would not, individually or in the aggregate, have a material adverse effect or a prospective material adverse effect on the business, properties, financial position or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company or the Guarantors of their respective obligations under the Securities and the Guarantees (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule 3 to this Agreement.

(i) Capitalization. The Company has the capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization” (except for any subsequent issuances of capital stock pursuant to the exercise of outstanding stock options or under existing employee benefit plans and stock repurchases consistent with prior practice) and all the outstanding shares of capital stock or other equity interests of each Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise described in the Registration Statement, the Time of Sale Information and the Prospectus) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(j) Due Authorization. The Company and each of the Guarantors have full right, power and authority to execute and deliver this Agreement, the Securities, the Indenture (including each Guarantee set forth therein) and the Paying Agency Agreement (collectively, the “Transaction Documents”) and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(k) The Indenture and Paying Agency Agreement. The Indenture has been duly authorized by the Company and each of the Guarantors and upon effectiveness of the Registration Statement was or will have been duly qualified under the Trust Indenture Act and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”). The Paying Agency Agreement has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

(l) The Securities and the Guarantees. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(m) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

(n) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(o) No Violation or Default. Neither the Company nor any of the Guarantors is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound or to which any of the property or assets of the Company or any Guarantor is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(p) No Conflicts. The execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities, the issuance of the Guarantees and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Guarantor pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound or to which any of the property or assets of the Company or any Guarantor is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any Guarantor or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(q) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities, the issuance of the Guarantees and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for (i) the registration of the Securities and the Guarantees under the Securities Act, (ii) the qualification of the Indenture under the Trust Indenture Act, (iii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters, (iv) the approval of the Securities for listing on the New York Stock Exchange (the “Exchange”) and (v) such consents, approvals, authorizations, orders and registrations the failure of which to obtain would not adversely affect the Underwriters and would not result in a Material Adverse Effect.

(r) Legal Proceedings. Except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, suits or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; no Actions are, to the best knowledge of the Company and each of the Guarantors, threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.

(s) Independent Accountants. Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(t) Intellectual Property. The Company and the Guarantors own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except where the failure to own or possess such rights would not reasonably be expected to have a Material Adverse Effect; and (i) except as would not reasonably be expected to have a Material Adverse Effect, the conduct of their respective businesses will not conflict in any respect with any such rights of others, and (ii) the Company, the Guarantors and the Company’s other subsidiaries have not received any notice of any material claim of infringement or conflict with any such rights of others.

(u) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Information.

(v) Investment Company Act. Neither the Company , nor any of the Guarantors is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, none of them will be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(w) Taxes. Except as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus or as would not reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof and (ii) there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(x) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(y) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(z) Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, without limitation, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the book value for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses in the Company’s internal controls.

(aa) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor any director or officer of the Company or any of its subsidiaries nor, to the knowledge of the Company and each of the Guarantors, any agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures reasonably designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(bb) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or any of the Guarantors, threatened.

(cc) No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, directors or officers, nor, to the knowledge of the Company or any of the Guarantors, any agent, employee or affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), and, to the extent applicable, any Sanctions administered or enforced by the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries or any of the Guarantors located, or to the extent prohibited by applicable law, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Burma (Myanmar), Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country to the extent such activity is prohibited under any applicable Sanctions or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(dd) Solvency. On and immediately after the Closing Date, the Company (after giving effect to the issuance of the Securities and the other transactions related thereto as described in each of the Registration Statement, the Time of Sale Information and the Prospectus) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company and its subsidiaries taken as a whole on a going concern basis is not less than the sum of their total existing debts and liabilities (including identified contingent liabilities) taken as a whole; (ii) the Company and its subsidiaries on a consolidated basis are able to pay their debts and other liabilities as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Registration Statement, the Time of Sale Information and the Prospectus, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; and (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged.

(ee) No Broker’s Fees. Neither the Company nor any Guarantor is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(ff) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(gg) No Stabilization. Neither the Company nor any of the Guarantors has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(hh) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Time of Sale Information or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ii) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(jj) Status under the Securities Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

(kk) U.K. Safe Harbors. Prior to the date hereof, neither the Company nor any of the Guarantors has (i) taken any action that is designed to or that has constituted or that could be expected to cause or result in stabilization or manipulation of the price of the Securities, (ii) issued any press release or other public announcement referring to the proposed offering of the Securities that does not adequately disclose the fact that stabilizing action may take place with respect to the Securities or (iii) taken any action or omitted to take any action that would result in the loss by the Underwriters of the ability to rely on any stabilization safe harbor provided by the Securities Act or by the UK Financial Services and Markets Act 2000.

4. Further Agreements of the Company and the Guarantors. The Company and the Guarantors jointly and severally covenant and agree with each Underwriter that:

(a) Required Filings. The Company and the Guarantors will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Pricing Term Sheet referred to in Annex B hereto) to the extent required by Rule 433 under the Securities Act; and the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in London prior to 10:00 A.M., London time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the

Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c) Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus with respect to this offering, whether before or after the time that the Registration Statement becomes effective the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented including such documents to be incorporated by reference will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g) Blue Sky Compliance. The Company and the Guarantors will reasonably cooperate with the Underwriters to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that neither the Company nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction, (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject or (iv) make any change to its charter or by-laws or similar organizational documents.

(h) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i) Clear Market. During the period from the date hereof through and including the date that is one day after the Closing Date, the Company and each of the Guarantors will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or any of the Guarantors and having a tenor of more than one year.

(j) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds”.

(k) No Stabilization. Neither the Company nor any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(l) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(m) Ratings. The Company and the Guarantors will take all reasonable action necessary to enable Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and Moody’s Investors Service, Inc. to provide their respective ratings of the Securities.

(n) Filing Fees. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(o) Listing. The Company and the Guarantors shall use commercially reasonable efforts to apply to list the Securities on the Exchange. If the Securities are not approved to be listed on the Exchange, the Company and the Guarantors shall use commercially reasonable efforts to promptly list such Securities on either the Irish Stock Exchange (meaning either the Global Exchange Market of the Irish Stock Exchange or the Main Market thereof) or the Luxembourg Stock Exchange (Bourse de Luxembourg) (meaning either the Euro MTF of the Luxembourg Stock Exchange or the Main Market thereof); provided that such listing is no more burdensome on the Company or any of the Guarantors (including, without limitation, with respect to (1) the amount of any listing fees payable by the Company or any of the Guarantors and (2) governance requirements imposed upon the Company or any of the Guarantors as a result of such listing) than a listing of the Securities would have been on the Exchange.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use the Pricing Term Sheet referred to in Annex B hereto without the consent of the Company.

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of a Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of the Company and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date.

(c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) the effect of which in the reasonable judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate of the Company’s chief financial officer (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of such officer, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date, Ernst & Young LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the date of this Agreement and the Closing Date shall use “cut-off” dates no more than three business days prior to the date of this Agreement and the Closing Date, respectively.

(g) Opinion of In-House Counsel of the Company. The Executive Vice President, General Counsel and Secretary of the Company, shall have furnished to the Representatives, at the request of the Company a written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-1 hereto.

(h) Opinion of Counsel for the Company and the Guarantors. Wachtell, Lipton, Rosen & Katz, counsel for the Company and the Guarantors, shall have furnished to the Representatives, at the request of the Company and the Guarantors, their written opinion letter and negative assurance letter, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, substantially to the effect set forth in Annex A-2 hereto.

(i) Opinion of Nevada Counsel. Holland & Hart LLP, counsel for certain of the Guarantors, shall have furnished to the Representatives, at the request of such Guarantors, their written opinion letter, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, substantially to the effect set forth in Annex A-3 hereto.

(j) Opinion of Texas Counsel. Jones Day, counsel for certain of the Guarantors, shall have furnished to the Representatives, at the request of such Guarantors, their written opinion letter, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, substantially to the effect set forth in Annex A-4 hereto.

(k) Opinion of Washington Counsel. Perkins Coie LLP, counsel for certain of the Guarantors, shall have furnished to the Representatives, at the request of such Guarantor, their written opinion letter, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, substantially to the effect set forth in Annex A-5 hereto.

(l) Opinion of Delaware Counsel. Morris, Nichols, Arsht & Tunnell LLP, counsel for certain of the Guarantors, shall have furnished to the Representatives, at the request of such Guarantors, their written opinion letter, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, substantially to the effect set forth in Annex A-6 hereto.

(m) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion letter and 10b-5 statement of Cravath, Swaine & Moore LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(n) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.

(o) Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and the Guarantors in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(p) Settlement. The Securities shall be eligible for clearance and settlement through Euroclear and Clearstream.

(q) Paying Agency Agreement. The Representatives shall have received an executed copy of the Paying Agency Agreement.

(r) Additional Documents. On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein (it being understood and agreed that the only such information is that described as such in Section 7(b) hereof).

(b) Indemnification of the Company and the Guarantors. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the Guarantors, their respective directors and officers who signed the Registration Statement and each person, if any, who controls the Company and the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company and the Guarantors in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following paragraphs or sentences in the Preliminary Prospectus and the Prospectus: (i) the fifth and sixth sentences of paragraph entitled “Listing and Trading” under the heading “Summary”; (ii) the fifth and sixth sentences of the first paragraph under “Risk Factors–Your ability to transfer the notes may be limited by the absence of an active trading market and there is no assurance that any active trading market will develop for the notes.”; and (iii) the third sentence of the second paragraph, the third paragraph, the fifth and sixth sentences of the fourth paragraph, and the first and fifth sentences of the seventh paragraph, in each case under the heading “Underwriting”.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all

Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company and the Guarantors, their respective directors, their respective officers who signed the Registration Statement and any control persons of the Company and the Guarantors shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraph (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating, defending or preparing any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company and the Guarantors, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the Exchange or the over-the-counter market or minimum prices shall have been established on any such exchange or market by the Commission, by such exchange or by another regulatory body or governmental authority having jurisdiction; (ii) trading of any securities issued or guaranteed by the Company or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the reasonable judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

10. Defaulting Underwriter.

(a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Time of Sale Information and the Prospectus or in any other document or arrangement, and the Company and the Guarantors agree to promptly prepare any amendment or supplement to the Registration Statement, the Time of Sale Information and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company or the Guarantors, except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Guarantors or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each of the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and the Guarantees and any transfer taxes imposed on the Company in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s and the Guarantors’ counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters, which fees and expenses of such counsel shall not exceed $15,000); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority; (ix) all fees and expenses related to the listing of the Securities on the Exchange; and (x) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; provided, however, that, except as otherwise provided herein, the Underwriters shall pay their own costs and expenses, apportioned pro rata in accordance with the amount of Securities purchased by each Underwriter as set forth on Schedule 1, including the fees and expenses of counsel to the Underwriters, any transfer taxes on the Securities which they may sell and the expenses of advertising any offering of the Securities made by the Underwriters.

(b) If (i) this Agreement is terminated pursuant to Section 9 (other than if the Company, the Guarantors and the Underwriters subsequently enter into another agreement for the Underwriters to underwrite the same or substantially similar securities of the Company), (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement relating to the failure of the Company or any Guarantor to perform any obligation or satisfy any condition applicable to it, the Company and the Guarantors agree to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantors or the Underwriters.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day, other than a Saturday or Sunday, (1) that is not a day on which banking institutions in the City of New York or London are authorized or required by law or executive order to close and (2) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, is open; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16. Miscellaneous.

(a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by BNP Paribas, Goldman, Sachs & Co. and J.P. Morgan Securities plc on behalf of the Underwriters, and any such action taken by BNP Paribas, Goldman, Sachs & Co. and J.P. Morgan Securities plc shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o BNP Paribas, 10 Harewood Avenue, London, NW1 6AA, United Kingdom (fax: +44 (0) 20 7595 2555); Attention: Fixed Income Syndicate; c/o Goldman, Sachs & Co., 200 West Street, New York, NY 10282; Attention: Registration Department; and c/o J.P. Morgan Securities plc, 25 Bank Street, Canary Wharf, London E14 5JP, United Kingdom (fax: +44 20 3493 0682; Email:

Head_of_EMEA_DCMG@jpmorgan.com); Attention: Head of Debt Syndicate and Head of EMEA Debt Capital Markets Group; . Notices to the Company and the Guarantors shall be given to them at Expedia, Inc., 333 108th Avenue, N.E., Bellevue, WA 98004 (fax: 425-679-3163); Attention: Chief Financial Officer (with a copy to the General Counsel at the same address; fax: 425-679-7251).

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Submission to Jurisdiction. The Company and each of the Guarantors hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and each of the Guarantors waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Company and each of the Guarantors agree that a final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and each Guarantor, as applicable, and may be enforced in any court to the jurisdiction of which Company and each Guarantor, as applicable, is subject by a suit upon such judgment.

(e) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(f) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(g) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

17. Agreement Among Underwriters. The Underwriters agree as between themselves that they will be bound by and will comply with the International Capital Markets Association Agreement Among Managers Version 1/New York Law Schedule (the “Agreement Among Managers”) as amended in the manner set out below. For purposes of the Agreement Among Managers, “Managers” means the Underwriters, “Lead Manager” means the Representatives, “Settlement Lead Manager” means J.P. Morgan Securities plc, “Stabilising Manager” means J.P. Morgan Securities plc and “Subscription Agreement” means this Underwriting Agreement. Clause 3 of the Agreement Among Managers shall be deleted in its entirety and replaced with Section 10 of this Agreement.

18. Stabilization. In connection with the issue of the Securities, the Stabilising Manager (or any person acting on behalf of the Stabilising Manager) may over-allot Securities or effect transactions with a view to supporting the market price of the Securities at a level higher than that which might otherwise prevail, but in doing so the Stabilising Manager shall act as principal and not as agent of the Company and any loss resulting from overallotment and stabilization shall be borne, and any profit arising therefrom shall be beneficially retained, by the Stabilising Manager. However, there is no assurance that the Stabilising Manager (or persons acting on behalf of the Stabilising Manager) will undertake any stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the final terms of the offer of the Securities is made, and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue of the Securities and 60 days after the date of the allotment of the Securities. Such stabilization shall be carried out in accordance with all applicable laws and regulations. The Stabilising Manager may conduct these transactions in the over-the-counter market or otherwise. If the Stabilising Manager commences any stabilization action, it may discontinue them at any time. Nothing contained in this paragraph shall be construed so as to require the Company to issue in excess of the aggregate principal amount of Securities specified in Schedule 1 hereto.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

EXPEDIA, INC., a Delaware corporation, as Issuer

by:	/s/ Mark D. Okerstrom
	Name:	Mark D. Okerstrom
	Title:	Executive Vice President and Chief Financial Officer

EXPEDIA, INC., a Washington corporation, as Subsidiary Guarantor,

by:	/s/ Mark D. Okerstrom
	Name:	Mark D. Okerstrom
	Title:	Executive Vice President and Chief Financial Officer

TRAVELSCAPE, LLC, as Subsidiary Guarantor,

by:	/s/ Mark D. Okerstrom
	Name:	Mark D. Okerstrom
	Title:	Executive Vice President and Chief Financial Officer

HOTWIRE, INC., as Subsidiary Guarantor,

by:	/s/ Mark D. Okerstrom
	Name:	Mark D. Okerstrom
	Title:	Executive Vice President

HOTELS.COM, L.P., as Subsidiary Guarantor,

by:	/s/ Mark D. Okerstrom
	Name:	Mark D. Okerstrom
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

EXPEDIA, INC., a Washington corporation, on behalf of HOTELS.COM GP, LLC, as Subsidiary Guarantor,

by:	/s/ Mark D. Okerstrom
	Name:	Mark D. Okerstrom
	Title:	Executive Vice President and Chief Financial Officer

HRN 99 HOLDINGS, LLC, as Subsidiary Guarantor,

by:	/s/ Mark D. Okerstrom
	Name:	Mark D. Okerstrom
	Title:	Manager

EGENCIA LLC, as Subsidiary Guarantor,

by:	/s/ Mark D. Okerstrom
	Name:	Mark D. Okerstrom
	Title:	Executive Vice President and Chief Financial Officer

EAN.COM, LP, as Subsidiary Guarantor,

by:	/s/ Mark D. Okerstrom
	Name:	Mark D. Okerstrom
	Title:	Executive Vice President and Chief Financial Officer

INTERACTIVE AFFILIATE NETWORK, LLC, as Subsidiary Guarantor,

by:	/s/ Mark D. Okerstrom
	Name:	Mark D. Okerstrom
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

CLASSIC VACATIONS, LLC, as Subsidiary Guarantor,

by:	/s/ Mark D. Okerstrom
	Name:	Mark D. Okerstrom
	Title:	Executive Vice President and Chief Financial Officer

WWTE, INC., as Subsidiary Guarantor,

by:	/s/ Mark D. Okerstrom
	Name:	Mark D. Okerstrom
	Title:	Executive Vice President and Chief Financial Officer

CARRENTALS.COM, INC., as Subsidiary Guarantor,

by:	/s/ Mark D. Okerstrom
	Name:	Mark D. Okerstrom
	Title:	Executive Vice President

EXPEDIA, INC., a Washington corporation, on behalf of CRUISE, LLC, as Subsidiary Guarantor,

by:	/s/ Mark D. Okerstrom
	Name:	Mark D. Okerstrom
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

BNP PARIBAS

By:	/s/ Benedict Foster
Name: Benedict Foster
Title: Authorised Signatory

By:	/s/ Hugh Pryse-Davies
Name: Hugh Pryse-Davies
Title: Duly Authorised Signatory

[Signature Page to Underwriting Agreement]

GOLDMAN, SACHS & CO.

By:	/s/ Ryan Gilliam
Name: Ryan Gilliam
Title: Vice President

[Signature Page to Underwriting Agreement]

J.P. MORGAN SECURITIES PLC

By:	/s/ Selma Adhikary
Name: Selma Adhikary
Title: Executive Director

[Signature Page to Underwriting Agreement]

MERRILL LYNCH INTERNATIONAL

By:	/s/ Marc Tempelman
Name: Marc Tempelman
Title: Managing Director

[Signature Page to Underwriting Agreement]

MIZUHO INTERNATIONAL PLC

By:	/s/ Guy Reid
Name: Guy Reid
Title: Managing Director

[Signature Page to Underwriting Agreement]

RBC EUROPE LIMITED

By:	/s/ Ivan Browne
Name: Ivan Browne
Title: Duly Authorised Signatory

[Signature Page to Underwriting Agreement]

HSBC BANK PLC

By:	/s/ Karl Allen
Name: Karl Allen
Title: Director
Transaction Management Group
EMEA Debt Capital Markets

[Signature Page to Underwriting Agreement]

MITSUBISHI UFJ SECURITIES INTERNATIONAL PLC

By:	/s/ An-chi Chen-Tanner
Name: An-chi Chen-Tanner
Title: Authorised Signatory

[Signature Page to Underwriting Agreement]

SMBC NIKKO CAPITAL MARKETS LIMITED

By:	/s/ Stephen Apted
Name: Stephen Apted
Title: Managing Director

[Signature Page to Underwriting Agreement]

BARCLAYS BANK PLC

By:	/s/ Catherine Wade
Name: Catherine Wade
Title: Authorised Attorney

[Signature Page to Underwriting Agreement]

U.S. BANCORP INVESTMENTS, INC.

By:	/s/ Jason Schubert
Name: Jason Schubert
Title: Vice President

[Signature Page to Underwriting Agreement]

Schedule 1

Underwriter	Principal Amount
BNP Paribas	€130,000,000
Goldman, Sachs & Co.	97,500,000
J.P. Morgan Securities plc	130,000,000
Merrill Lynch International	65,000,000
Mizuho International plc	65,000,000
RBC Europe Limited	65,000,000
HSBC Bank plc	23,725,000
Mitsubishi UFJ Securities International plc	23,725,000
SMBC Nikko Capital Markets Limited	23,725,000
Barclays Bank plc	13,162,500
U.S. Bancorp Investments, Inc.	13,162,500

Total	€650,000,000

Schedule 2

Name of Subsidiary	Jurisdiction
CarRentals.com, Inc.	Nevada
Classic Vacations, LLC	Nevada
Cruise, LLC	Washington
EAN.com, LP	Delaware
Egencia LLC	Nevada
Expedia, Inc.	Washington
Hotels.com GP, LLC	Texas
Hotels.com, L.P.	Texas
Hotwire, Inc.	Delaware
HRN 99 Holdings, LLC	New York
Interactive Affiliate Network, LLC	Delaware
Travelscape, LLC	Nevada
WWTE, Inc.	Nevada

Schedule 3

Subsidiary	Jurisdiction
Activity Information Center, Inc.	United States - HI
CarRentals.com, Inc.	United States - NV
Classic Vacations, LLC	United States - NV
Cruise, LLC	United States - WA
CruiseShipCenters Holdings Inc	United States - NV
CruiseShipCenters USA Inc.	United States - NV
DN Holdings LLC	United States - DE
EAN.com, LP	United States - DE
Egencia APAC Holdings, Inc.	United States - WA
Egencia LLC	United States - NV
Expedia Global, LLC	United States - NV
Expedia, Inc.	United States - WA
Hotels.com GP, LLC	United States - TX
Hotels.com, L.P.	United States - TX
Hotwire, Inc.	United States - DE
HRN 99 Holdings, LLC	United States - NY
Interactive Affiliate Network, LLC	United States - DE
IAC/Expedia Global, LLC	United States - DE
Lodging Partner Services LLC	United States - DE
Mobiata, LLC	United States - MN
Premier Getaways, Inc.	United States - FL
T-16 Holdings, LLC	United States - DE
Travelscape, LLC	United States - NV
WWTE, Inc.	United States - NV
Xeta, Inc.	United States - DE
1 to 1 Cruises Inc.	Canada
AAE Japan K.K.	Japan
AAE (Thailand) Limited	Thailand
AAE Travel Services India Private Limited	India
AAEXP Malaysia Sdn Bhd	Malaysia
A.C.N. 079 010 772 Pty Ltd.	Australia
Andaman Graphics Co., Ltd.	Thailand
AnyRoadTour Limited	UK
Arnold Travel Technology (NZ) Limited	New Zealand
Arnold Travel Technology Pty Limited	Australia
Asia Web Direct (HK) Limited	Hong Kong
Asia Web Direct (M) Sdn. Bhd.	Malaysia
Asia Web Direct Co., Ltd.	Thailand
Asia Web Direct Tours & Activities Co., Ltd.	Thailand
Aspirasi Ventura Sdn Bhd	Malaysia
Auto Escape Group (SAS)	France
Auto Escape Nordics AS	France

Subsidiary	Jurisdiction
Auto Escape S.A.	France
AWD-BT Limited	Thailand
B264 GmbH	Germany
Car Del Mar Ferienautovermietung GmbH	Germany
CarRentals K.K.	Japan
CruiseShipCenters International Inc.	Canada
CruiseShipCenters Canada Inc.	Canada
CruiseShipCenters Western Canada Ltd.	Canada
CSC Holdings Inc.	Canada
CSC Travel Group Inc.	Canada
Egencia Australia Pty Ltd	Australia
Egencia Belgium SA	Belgium
Egencia Canada Corp.	Canada
Egencia Cayman Holdings Ltd	Cayman Islands
Egencia (China) Information Technology Co., Ltd.	China
Egencia (Shanghai) Travel Service Co., Ltd.	China
Egencia (Shanghai) Travel Service Co., Ltd. Beijing Branch	China
Egencia (Shanghai) Travel Service Co., Ltd. Jing’an Branch	China
Egencia Europe SAS	France
Egencia France SAS	France
Egencia GmbH	Germany
Egencia Holdings UK Ltd.	UK
Egencia KK	Japan
Egencia Travel India Private Limited	India
Egencia UK Ltd.	United Kingdom
Expedia Australia Holdings Pty Ltd	Australia
Expedia Australia Investments Pty Ltd	Australia
Expedia Alpha Y.K.	Japan
Expedia Argentina S.R.L.	Argentina
Expedia Asia Holdings Mauritius	Mauritius
Expedia Asia Pacific Limited	Hong Kong
Expedia Asia Pacific-Alpha Limited	Cayman Islands
Expedia Asia Pacific-Delta Limited	Cayman Islands
Expedia Asia Pacific-Gamma Limited	Cayman Islands
Expedia Asia Pacific-Iota Limited	Cayman Islands
Expedia Australia Pty. Ltd.	Australia
Expedia Canada Corp.	Canada
Expedia Colombia Corp.	Colombia
Expedia Consulting Services (Beijing) Co., Ltd.	China
Expedia Consulting Services (Beijing) Co., Ltd. Shanghai Branch	China

Subsidiary	Jurisdiction
Expedia Consulting Services (Beijing) Co., Ltd. Shenzhen Branch	China
Expedia do Brasil Agencia de Viagens e Turismo Ltda.	Brazil
Expedia Finland OY	Finland
Expedia France s.a.s.	France
Expedia FZ — LLC	United Arab Emirates (Dubai)
Expedia Greece Travel Support Services EPE	Greece
Expedia Holdings K.K.	Japan
Expedia Holdings s.a.s.	France
Expedia Italy SRL	Italy
Expedia Korea Co., Ltd.	Republic of Korea
Expedia Lodging Partner Services Sarl	Switzerland
Expedia Lodging Partner Services Sarl Representative Office	Indonesia
Expedia Mexico, S de R. L. de C.V.	Mexico
Expedia New Zealand Limited	New Zealand
Expedia Online Travel Services India Private Limited	India
Expedia Omega K.K.	Japan
Expedia Philippine Representative Office	Philippines
Expedia Poland Sp. z o.o.	Poland
Expedia Portugal, Unipessoal, Lda	Portugal
Expedia s.a.	Belgium
Expedia Services CZ s.r.o	Czech Republic
Expedia Services SAS	France
Expedia Sigma K.K.	Japan
Expedia Southeast Asia Pte. Ltd.	Singapore
Expedia Spain, S.L.	Spain
Expedia Singapore Pte. Ltd.	Singapore
Expedia Sweden AB	Sweden
Expedia (Thailand) Limited	Thailand
ExpediaTurkey Seyahat Destek Hizmetleri Limited Sirketi	Turkey
Expedia.com GmbH	Germany
Expedia.com Limited	United Kingdom
Expedia.nl B.V.	Netherlands
Extensive Region Travel Network Limited Company	Taiwan
Ferieverden AS	Norway
Go Do Pty Ltd	Australia
Hotels.com Korea Co., Ltd.	Korea
Hotels (TR) Limited	United Kingdom
Hotelz Y.K.	Japan

Subsidiary	Jurisdiction
Interactive Domain Name Holdings Corporation	Canada (Nova Scotia)
Lastminute.com.au Pty Limited	Australia
LateStays Co., Ltd.	Thailand
LLC Partner Services Group	Russia
Lodging Partner Services Costa Rica, S.R.L.	Costa Rica
Lodging Partner Services Denmark ApS	Denmark
Lodging Partner Travel Sdn. Bhd.	Malaysia
Millennial Travel Pte Ltd	Taiwan
Partner Services Group Travel South Africa Pty Ltd	South Africa
Phuket Dot Com Ltd	Thailand
PT Lodging Partner Services Indonesia	Indonesia
Quebec CruiseShipCenters Inc.	Canada
Standby Holdings Pty Ltd	Australia
Swetra Group AB	Sweden
TGO (Thailand) Limited	Thailand
The Tourism Representative Office of Expedia Lodging Partner Services Sarl in Ho Chi Minh City	Vietnam
Travel.com.au Pty Ltd	Australia
Traveldoo SAS	France
Traveldoo UK Limited	United Kingdom
Travelforce New Zealand Limited	New Zealand
Travelmax Pty Ltd	Australia
Travel Partner Exchange S.L.U.	Spain
Trivago GmbH	Germany
Trivago Spain, S.L.	Spain
Trivago Hong Kong Limited	Hong Kong
Trivago (Shanghai) Information Consulting Co., Ltd.	China
Tron Newco GmbH	Germany
VacationSpot S.L.	Spain
Venere Net S.r.l.	Italy
Venere UK Limited	United Kingdom
VIA Egencia AS	Norway
VIA Egencia Denmark A/S	Denmark
VIA Egencia Finland Oy	Finland
VIA Egencia Sweden AB	Sweden
VIA Egencia Norway AS	Norway
VIA Egencia Philippines Inc.	Philippines
Wotif.com Holdings Pty. Ltd.	Australia
Wotif.com Holdings Limited Representative Office	Indonesia (Bali)
Wotif.com (NZ) Limited	New Zealand

Subsidiary	Jurisdiction
Wotif.com Inc.	Canada
Wotif.com Limited	United Kingdom
Wotif.com Pte. Ltd.	Singapore
Wotif.com Pty. Ltd.	Australia
Wotif.com Sdn. Bhd.	Malaysia
Wotif.com Share Administration Pty Ltd	Australia
WWTE, Inc. Taiwan Representative Office	Taiwan
WWTE Travel Limited	Ireland
WWTE Travel S.à r.l.	Luxembourg

Annex B

Time of Sale Information

•	Pricing Term Sheet, dated May 28, 2015, substantially in the form of Annex C.

Annex C

Filed Pursuant to Rule 433

Registration Statement No. 333-197974

Pricing Term Sheet

Expedia, Inc.

Pricing Term Sheet

Issuer:	Expedia, Inc.
Guarantors:	Certain subsidiaries of the Issuer
Security Description:	2.500% Senior Notes due 2022
Size:	€650,000,000
Maturity:	June 3, 2022
Coupon:	2.500% per annum
Price:	99.525% of face amount
Yield to maturity:	2.575%
Spread to Benchmark Bund:	+239.6 bps
Benchmark Bund:	DBR 2.000% due Jan 4, 2022
Benchmark Bund Price and Yield:	111.925 / 0.179%
Spread to Mid Swaps:	+197.3 bps
Mid Swaps Yield:	0.602%
Interest Payment Date:	June 3 of each year, commencing June 3, 2016
Day Count Convention:	Actual/Actual (ICMA)
Redemption Provisions:
Make-whole call	At any time prior to March 3, 2022, at a discount rate of the applicable Comparable Government Bond Rate plus 40 basis points, plus accrued and unpaid interest, if any
Par call	At any time on or after March 3, 2022, plus accrued and unpaid interest, if any
Settlement:

T+4; June 3, 2015

The Issuer expects to deliver the notes against payment for the notes on or about June 3, 2015, which will be the fourth business day following the date of the pricing of the notes. Since trades in the secondary market generally settle in three business days, purchasers who wish to trade notes on the date of pricing will be required, by virtue of the fact that the notes initially will settle T+4, to specify alternative settlement arrangements to prevent a failed settlement.

CUSIP:	30212P AK1
ISIN:	XS1117297512
Common Code:	111729751
Ratings*:	Moody’s: Ba1 (Stable), S&P: BBB- (Stable); Fitch: BBB- (Stable)
Minimum denomination:	€100,000 and multiples of €1,000
Listing:	The Issuer intends to apply to list the notes on the New York Stock Exchange

Joint Bookrunners:	BNP Paribas Goldman, Sachs & Co. J.P. Morgan Securities plc Merrill Lynch International Mizuho International plc RBC Europe Limited
Co-Managers:	HSBC Bank plc Mitsubishi UFJ Securities International plc SMBC Nikko Capital Markets Limited Barclays Bank plc U.S. Bancorp Investments, Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time.

Each of the issuer and the guarantors has filed a registration statement (File No. 333-197974), as amended, including a prospectus, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BNP Paribas toll-free at 1-800-854-5674, calling Goldman, Sachs & Co. toll-free at 1-866-471-2526 or calling J.P. Morgan collect at (212) 834-4533.